Exhibit 10.17

FOTV MEDIA NETWORKS INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 2, 2016, by and between FOTV Media Networks Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of up to 3,906,250 shares (the “Shares”) of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a purchase price of $6.40 per share (subject to adjustment), which shares are convertible on a 1-for-1 basis into shares of the Company’s Common Stock, par value $0.001 per share (the “Converted Shares”), and have the rights and preferences set forth in the form of Certificate of Designation (the “Certificate of Designation”) attached hereto as Exhibit A, and (ii) warrants (the “Warrants”) to purchase an aggregate of up to 585,938 shares of Common Stock (the “Warrant Shares”) at an exercise price of $8.00 per share (subject to adjustment) in the form attached hereto as Exhibit B, all upon the terms and conditions set forth in this Agreement;

WHEREAS, the Shares, the Converted Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities;” and

WHEREAS, in connection with the Investors’ purchase of the Shares and Warrants, the Investors will receive certain rights to participate in public offerings of Company stock, and will be subject to certain restrictions on the transfer of the Shares, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares and Warrants as set forth herein.

1.	Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” shall mean, with respect to any specified Person, (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Blue Sky Application” is defined in Section 5.4(a) hereto.

“Business Day” shall mean any day on which banks located in Los Angeles, California are not required or authorized by law to remain closed.

“Certificate of Designation” is defined in the recitals above.

“Closing” and “Closing Date” are defined in Section 2.2(c).

“Common Stock” is defined in the recitals above.

“Company’s knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Converted Shares” is defined in the recitals above.

“First Closing” and “First Closing Date” are defined in Section 2.2(a).

“IPO” shall mean the initial public offering of securities of the Company pursuant to a registration statement filed in accordance with the requirements of the 1933 Act.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Piggyback Registration” is defined in Section 5.1 hereto.

“Placement Agent” is defined in Section 4.8 hereto.

“Preferred Stock” is defined in the recitals above.

“Private Placement Term Sheet” means the Company’s Private Placement Term Sheet, dated March 31, 2016, and any amendments or supplements thereto.

“Purchase Price” shall mean up to $25,000,000.

‘‘Registrable Securities” shall mean the Converted Shares, the Warrant Shares and any shares issuable upon exercise of any warrants issued to registered broker-dealers and their affiliates as compensation in connection with the transactions contemplated hereby; provided, however, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144 without volume limitations.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulation D” is defined in Section 3.7 hereto,

“Regulation S” is defined in Section 6.1(i)(E) hereto.

“Rule 144” is defined in Section 6.1(i)(C) hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities” is defined in the recitals above.

“Shares” is defined in the recitals above.

“Subsequent Closing” and “Subsequent Closing Date” are defined in Section 2.2(b).

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement, the Certificate of Designation, the Warrants and the Escrow Deposit Agreement.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Underwriter” is defined in Section 5.2 hereto.

“Underwriting Documents” shall mean an underwriting agreement in customary form and all other agreements and other documents reasonably requested by an underwriter in connection with an underwritten public offering of equity securities (including, without limitation, questionnaires, powers of attorney, indemnities, custody agreements and lock-up agreements).

“Warrant Shares” is defined in the recitals above.

“Warrants” is defined in the recitals above.

2.	Sale and Purchase of Shares and Warrants.

2.1 Subscription for Shares and Warrants by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and Warrants, in the respective amounts set forth on the signature pages attached hereto in exchange for the Purchase Price.

2.2 Closings.

(a) First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Shares and Warrants set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-l (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date.” Notwithstanding anything to the contrary in this Agreement, a maximum of 3,906,250 Shares may be issued and sold at the First Closing.

(b) Subsequent Closing(s). The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Shares and Warrants set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”). There may be more than one Subsequent Closing; provided, however that the final Subsequent Closing shall take place within the time periods set forth in the Private Placement Term Sheet. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”). Notwithstanding the foregoing, the maximum number of Shares to be sold at the First Closing and all Subsequent Closings shall be 3,906,250 Shares.

(c) Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.” All Closings shall occur within the time periods set forth in the Private Placement Term Sheet at the offices of Olshan Frome Wolosky LLP, counsel to the Company, at 1325 Avenue of the Americas, 16th Floor, New York, New York 10019 or remotely via the exchange of documents and signatures.

2.3 Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by the Investor of the Purchase Price (as provided below), duly issued certificates representing the Shares and the Warrants. At each Closing, each Investor shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable or in immediately available funds, by wire transfer to the following escrow account:

Acct. Name:	Signature Bank, as Escrow Agent for FOTV Media Networks Inc.

ABA Number:	026013576

Swift Code:	SIGNUS33

Acct Number:	1502648116

3.	Representations, Warranties and Acknowledgments of the Investors.

Each Investor severally and not jointly represents and warrants to the Company solely as to such Investor that:

3.1 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

3.3 Investment Experience. Such Investor acknowledges that the purchase of the Shares and Warrants is a speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement, Such Investor acknowledges that it has received and reviewed the Private Placement Term Sheet describing the offering of the Securities.

3.5 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

3.6 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

3.7 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act (“Regulation D”).

3.8 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation. The Investor confirms that it has had a substantive pre-existing relationship and direct contact with the Company and its representatives other than in connection with an IPO, it was not identified or contacted through the marketing of an IPO and it did not independently contact the Company as a result of the general solicitation by means of a registration statement.

3.8 Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1 Organization: Execution, Delivery and Performance.

(a) The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)(i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares and the Warrants, and the issuance and reservation for issuance of the Converted Shares and the Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2 Shares, Warrant Shares and Converted Shares Duly Authorized. The Shares to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Converted Shares and the Warrant Shares will be duly authorized and reserved for future issuance and, upon conversion of the Shares and exercise of the Warrants in accordance with their respective terms, will be duly and validly issued, fully paid and non-assessable, and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.

4.3 Capitalization. As of April 5, 2016, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 49,735,904 shares are issued and outstanding or otherwise reserved for issuance pursuant to securities (other than the Converted Shares and Warrant Shares) exercisable for, or convertible into or exchangeable for shares of Common Stock, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which 3,906,250 shares of preferred stock have been designated as Series A Convertible Preferred Stock and no shares of preferred stock are issued and outstanding. Except as described above, the Company will not, upon the consummation of the transactions contemplated hereby (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except for the registration rights provisions contained herein) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares, the Converted Shares, the Warrants or the Warrant Shares, All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

4.4 No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the 1933 Act, with respect to any of the Securities being offered hereby.

4.5 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

4.6 No Brokers. Except as set forth in Section 9.1, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.7 Disclosure. All information relating to or concerning the Company or any of its Subsidiaries, officers, directors, employees, customers or clients: (i) set forth in this Agreement and/or (ii) as disclosed in any exhibit or certification thereto is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

4.8 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Bonwick Capital Partners LLC (the “Placement Agent”) promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors in the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.

4.9 Most Favored Nations. If, at any time and from time to time during the period commencing on the closing date of the proposed IPO and ending on the first anniversary of such date, the Company issues, in a financing or series of related financings, additional shares of Common Stock or other equity or equity-linked securities that exceed an aggregate of 10,000 shares (the “Additional Shares”) at a purchase, exercise or conversion price less than $6.40 (subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall: (a) issue additional shares of Common Stock to the Investors so that the effective purchase price per

Share shall be the same per share purchase, exercise or conversion price of the Additional Shares and (b) the exercise price of the Warrants shall be reduced to the per share purchase, exercise or conversion price of such Additional Shares. Notwithstanding the foregoing, (i) no adjustment will be made in respect of shares of Common Stock or options to employees, directors or consultants issued at the then fair market value, or in connection with the acquisition of other entities, not to exceed 10% of the shares then outstanding on a fully-diluted basis, and (ii) nothing herein shall require the Company to take any action which would violate the rules or regulations of the Nasdaq Stock Market. In that regard, the Company covenants to promptly take all necessary action to obtain shareholder approval with respect to the provisions of this Section 4.9 as more particularly described in the Private Placement Term Sheet.

4.10 Right of First Refusal. In the event an IPO shall occur on or before the first anniversary of the date hereof, the Investor shall be entitled to purchase up to 1% of the shares of Common Stock offered by the Company in the IPO for every $1,000,000 in Shares purchased hereunder.

5.	Registration Rights.

5.1 Participation in Registrations. Following an IPO, whenever the Company proposes to register any of its securities under the 1933 Act, whether for its own account or for the account of another stockholder (except for the registration of securities (A) to be offered pursuant to an employee benefit plan on Form S-8 or (B) pursuant to a registration made on Form S-4, or any successor forms then in effect) at any time and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later than the earlier to occur of (i) the tenth (10th) day following the Company’s receipt of notice of exercise of other demand registration rights, or (ii) thirty (30) days prior to the anticipated filing date. Subject to the provisions of this Agreement, the Company will include in the Piggyback Registration all Registrable Securities, on a pro rata basis based upon the total number of Registrable Securities with respect to which the Company has received written requests for inclusion within fifteen (15) business days after the applicable holder’s receipt of the Company’s notice.

5.2 Underwritten Offerings. In the event a registration giving rise to the Investors’ rights pursuant to Section 5.1 relates to an underwritten offering of securities, the Investors’ right to registration pursuant to Section 5.1 shall be conditioned upon its (i) participation in such underwriting, (ii) inclusion of the Registrable Securities therein and (iii) execution of all underwriting documents requested by the underwriter with respect thereto (the “Underwriter”). If the managing underwriter gives the Company its written opinion that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold, the Company will include the securities in the registration in the following order of priority: (A) first, all securities the Company proposes to sell; and (B) second, pro rata among all other holders of securities (including the holders of Registrable Securities) that have registration rights, if any, in each case, on the basis of the dollar amount or number of securities requested to be included, as the case may be.

5.3 Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any

Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel and independent public accountants for the Company, and (v) fees and disbursements of one counsel to the Investors not to exceed $5,000.

5.4 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.4 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation,

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (c) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.4 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

5.5 Cooperation by Investor. Each Investor shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5. Each Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

6.	Transfer Restrictions.

6.1 Transfer or Resale. Each Investor understands that:

(i) Except as provided in the registration rights provisions set forth above, the sale or resale of all or any portion or component of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the all or any portion or component of Securities may not be transferred unless:

(A) the Securities are sold pursuant to an effective registration statement under the 1933 Act,

(B) the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration,

(C) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 6.1 and who is an Accredited Investor, as such term is defined in Rule 501(a) of Regulation D,

(D) the Securities are sold pursuant to Rule 144, or

(E) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and, in each case, the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Investor or its nominee, for any Converted Shares or Warrant Shares in such amounts as specified from time to time by each Investor to the Company upon conversion of the Converted Shares or exercise of the Warrants in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Converted Shares or Warrant Shares under the 1933 Act or the date on which the Converted Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 3.6(a) of this Agreement. Nothing in this Section shall affect in any way the Investor’s obligations and agreement set forth in Section 6.1 hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If an Investor provides the Company with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to such counsel, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Converted Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.3 Lock-Up. Each Investor hereby agrees to take all actions reasonably requested by the Company in connection with the proposed IPO including the execution of customary lock-up agreements with the Company and/or the underwriter(s) of the IPO, the terms of which shall provide that (a) the Converted Shares shall not be sold or otherwise Transferred by the holder(s) of the Converted Shares for a period of 180 days following the closing date of the IPO and (b) the Company and/or underwriter(s) may require the holder(s) of the Converted Shares to provide evidence of compliance with such lock-up agreement including through the provision of account statements for such brokerage accounts holding the Converted Shares.

7.	Conditions to Closing of the Investors.

The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

7.1 Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.2 Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

7.3 Judgments, Etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

7.4 Company CEO/CFO Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 7.1, 7.2 and 7.3.

7.5 Company Secretary Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and By-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any information contained in the certificate has changed.

8.       Conditions to Closing of the Company. The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1 Representations and Warranties. The representations and warranties made by the Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2 Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9.	Miscellaneous.

9.1 Compensation of Brokers. The Investor acknowledges that it is aware that Bonwick Capital Partners LLC will receive from the Company, in consideration of its services as placement agent in respect of the transactions contemplated hereby, (i) a success fee of 7% of the Purchase Price of the Shares and Warrants sold at each closing, payable in cash (the “Success Fee”) and (ii) a warrant to purchase a number of shares of Common Stock equal to 7% of the Shares sold at each closing at an exercise price of $8.00 per share.

9.2 Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

FOTV Media Networks Inc.	With a copy to:	Olshan Frome Wolosky LLP
338 N. Canon Drive, 3rd Floor Beverly Hills, California 90210 Telephone: (877) 733-1830 Facsimile: (310) 861-1059 Attention: Mr. Alkiviades (Alki) David, Chairman and CEO		1325 Avenue of the Americas, 16th Floor New York, NY 10019 Telephone: (212) 451-2300 Facsimile: (212) 451-2222 Attention: Spencer G. Feldman, Esq.

The Investors:

As per the contact information provided on the signature page hereof.

Bonwick Capital Partners LLC:

Bonwick Capital Partners LLC
40 West 57th Street, 28th Floor
New York, New York 10019
Telephone: (949) 233-7869
Facsimile: (949) 2665789
Attention: Mr. Daniel J. McClory,
Managing Director

9.3 California Corporate Securities Law. The sale of the securities which are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful unless an exemption from such qualification is available. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, or such exemption being available.

9.4 Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing.

9.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

9.6 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for the Placement Agent, which is specifically agreed to be and acknowledged by each party as a third party beneficiary hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, any Investor may, without the consent of the Company, assign its rights hereunder to any person that purchases Securities in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the 1934 Act.

9.8 Publicity. The Company and the Placement Agent shall have the right to review a reasonable period of time before issuance of any press releases or SEC or other regulatory filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Placement Agent or the Investors, to make any press release or SEC or other regulatory filings with respect to such transactions as is required by applicable law and regulations (although the Placement Agent shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

9.9 Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.10 Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and a majority in interest of the Investors (based on the number of Shares purchased hereunder).

9.11 Applicable Law: Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Central District of California, or, if jurisdiction in such court is lacking, the Superior Court of the State of California, Los Angeles County, in respect of any dispute or matter arising out of or connected with this Agreement.

9.12 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or .pdf transmission, which shall be deemed an original.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

FOTV MEDIA NETWORKS INC

By:
Name: Alkiviades (Alki) David
Title: Chairman and CEO

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Securities Purchase Agreement

Investor Counterpart Signature Page

The undersigned desiring to (i) enter into this Securities Purchase Agreement dated as of April __,1 2016 (the “Agreement”), between the undersigned FOTV Media Networks, Inc., a Delaware corporation (the “Company”), and the other parties hereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company as set forth below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Purchase Agreement section entitled “Representations, Warranties and Acknowledgements of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:	All Investors:

If an entity:	Address:

Print Name of Entity:

Telephone No.:

By:	Facsimile No.:
Name:
Title:

If an individual:

Print Name:	Email Address:

Signature:
The Investor hereby elects to purchase _________ Shares (to be completed by Investor) under the Securities Purchase Agreement at a price of $6.40 per share for a total Purchase Price of $_________ (to be completed by Investor). Investor will also receive 15% warrant coverage with respect to said investment.

[1]	Will reflect First Closing Date. Not to be completed by Investor.

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, POWERS,

PREFERENCES AND OTHER RIGHTS

AND QUALIFICATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

FOTV MEDIA NETWORKS INC., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors (the “Board”) of the Corporation on April __, 2016, pursuant to the authority of the Board as required by Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.001 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

B. Series A Convertible Preferred Stock

(1) Certain Definitions. For purposes of this Section B, the terms set forth below shall have the corresponding meanings provided below.

(a) “Affiliate” shall mean, with respect to any specified Person, (a) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (b) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

(b) “Business Day” shall mean any day on which banks located in Los Angeles, California are not required or authorized by law to remain closed.

(c) “Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Corporation.

(d) “Conversion Price” shall have the meaning set forth in Section B(7) of this Article FOURTH.

(e) “Converted Stock” shall mean the Common Stock issued in respect of the conversion of Series A Stock or as a dividend or distribution thereon.

(f) “Holder” shall mean a Person who is the lawful holder of issued and outstanding shares of Series A Stock.

(g) “IPO” shall mean an underwritten initial public offering of Common Stock pursuant to a registration statement publicly filed in accordance with the requirements of the Securities Act.

(h) “Junior Securities” shall mean securities of the Corporation ranking subordinate to the Series A Stock with respect to the right to receive distributions of the assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

(i) “Parity Securities” shall mean securities of the Corporation ranking on a parity with the Series A Stock with respect to the right to receive distributions of the assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation, the authorization or issuance of which are approved by the Holders of Series A Stock as required by Section B(6) of this Article FOURTH.

(j) “Person” shall mean an individual, entity, corporation, partnership, association, limited liability Corporation, limited liability partnership, joint-stock Corporation, trust or unincorporated organization.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended.

(l) “Senior Securities” shall mean securities of the Corporation ranking senior to the Series A Stock with respect to the right to receive distributions of the assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation, the authorization or issuance of which are approved by the Holders of Series A Stock as required by Section B(6) of this Article FOURTH.

(m) “Series A Stock” shall have the meaning set forth in Section B(2) of this Article FOURTH.

(n) “Subsidiary” shall mean any Person that is, directly, or indirectly through one or more intermediaries, controlled by the Company. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

(o) “Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

(2) Number and Designation. The designation of the series of Preferred Stock, par value $0.001 per share, authorized hereunder shall be “Series A Convertible Preferred Stock” (the “Series A Stock”). The number of shares of Series A Stock authorized by this resolution shall be 3,906,250 shares.

(3) Dividends. (a) Holders of Series A Stock shall be entitled to receive ratably dividends payable in cash, in stock or otherwise, as and when declared by the Board of Directors out of assets legally available therefor, subject to any preferential rights of any of the Corporation’s outstanding securities.

(b) Notwithstanding anything to the contrary in this Section B(3), no dividends accrued but not paid prior to a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, or an event of the type described in Section B(4)(b) of this Article FOURTH, shall be payable on the Series A Stock.

(4) Liquidation. (a) In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, each Holder shall, to the extent permitted by law and subject to the rights of holders of Senior Securities, be entitled to receive, pari passu with the holders of any Parity Securities and prior and in preference to any distribution to holders of Junior Securities, out of the assets and funds of the Corporation an amount per share of Series A Stock equal to the sum of (i) the purchase price of such shares of Series A Stock plus (ii) subject to the provisions of Section B(3)(b) of this Article FOURTH, all accrued by unpaid dividends on such share, if any. If, upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets and funds of the Corporation shall be insufficient to permit the payment in full to such Holders of Series A Stock, such Holders shall share ratably with the holders of any Parity Securities in the distribution of the Corporation’s entire assets and funds legally available for distribution in proportion to the full amounts to which they would otherwise be respectively entitled. If such payment shall have been made in full to the Holders, the remaining assets and funds of the Corporation shall be distributed ratably among the holders of the Common Stock and all other classes of Junior Securities, according to their respective rights and preferences.

(b) The consolidation or merger of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction (or series of transactions) hold less than 50% of the voting power or issued and outstanding share capital of the surviving entity, or the sale, lease or conveyance of all or substantially all of its assets, shall be deemed a liquidation of the Corporation within the meaning of this Section B(4).

(c) In any such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors or, at the option of a majority in interest of the Series A Stock, by a nationally recognized investment banking firm reasonably acceptable to the Corporation. The costs and expenses of a investment bank valuation pursuant to this Section B(4)(c) shall be borne by the Corporation; provided that if such valuation concludes that the value of the consideration in question is within 10% or less of the value of such consideration as determined by the Board of Directors, the costs and expenses of such valuation shall be borne by the holders of Series A Stock requesting the same (such costs and expenses to be allocated among such holders on a pro rata basis in accordance with their ownership of Series A Stock).

(d) The Corporation shall give each Holder written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also promptly notify such Holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the’ impending transaction and the provisions of this Section B(4), and the Corporation shall thereafter give such Holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein. The time periods referred to in this subsection (d) may be shortened upon the written consent of the Holders of the Series A Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Stock.

(e) Notwithstanding the provisions of this Section B(4)(a), if, upon a liquidation, dissolution or winding up of the Corporation the amount of assets of the Corporation which would be received by the Holders of Series A Stock had all of such Holders converted into Common Stock pursuant to the terms hereof would be greater than the amount of assets which would be distributed among the Holders of the Series A Stock pursuant to Section B(4)(a), then, such Holders shall receive, pro rata among the Holders, such greater amount.

(5) Voting Rights. (a) The Holder of each share of the Series A Stock shall have the right to one vote for each share of Common Stock into which such Series A Stock could then be converted, and with respect to such vote, such Holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation as if a holder of Common Stock, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of the Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(6) Protective Provisions. So long as any shares of Series A Stock are outstanding, the Corporation shall not, and it shall not permit any Subsidiary to, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66-2/3% of the then outstanding shares of Series A Stock, voting as a separate class:

(a) alter, change or amend the relative rights or preferences of the Series A Stock, create a new class or series of Senior Securities or Parity Securities, or alter, change or amend the rights or preferences of any existing class of equity securities so that they become Senior Securities or Parity Securities; and

(b) increase or decrease (other than by conversion pursuant to Section B of this Article FOURTH) the total number of authorized shares of Series A Stock.

(7) Automatic Conversion. All outstanding shares of Series A Stock shall be converted automatically into the number of fully paid and nonassessable shares of Common Stock into which shares of Series A Stock are then convertible pursuant to this Section B of this Article FOURTH, without any action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, upon the closing of the IPO. Each share of the Series A Stock is convertible into the number of shares of Converted Stock obtained by dividing the purchase price of such share of Series A Stock by the Conversion Price (as hereinafter defined). The per share Conversion Price of the Series A Shares (the “Conversion Price”) has initially been set at 80% of the per share price of the Common Stock offered in the IPO, and is subject to the terms of Section B(8) below. The Corporation shall give five (5) Business Days’ prior written notice to all Holders of its intention to consummate an IPO. As soon as practicable after the occurrence of an automatic conversion, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full shares of Converted Stock issuable upon the conversion of shares of Series A Stock pursuant to this Section B(7), in exchange for the certificates representing shares of Series A Stock (or an affidavit of loss mutilation or destruction, together with an undertaking to provide customary indemnification to the Corporation in respect thereof).

(8) Anti-Dilution Rights. If at any time prior to the first anniversary of the closing of the IPO, the Corporation issues any shares of Common Stock, Preferred Stock, stock options, warrants or convertible securities at a price per share less than the purchase price of such share of Series A Stock, as adjusted to account for stock splits or combinations, in-kind dividends or similar dilutive events, to Persons other than subscribers in the Corporation’s April 2016 private placement (a “Dilutive Issuance”), then the Corporation shall issue to each such subscriber such number of additional shares of Series A Stock that is equal to the difference between the Conversion Price and the Dilutive Issuance price, multiplied by the number of shares of Series A Stock subscribed for by such subscriber in the private placement and divided by the Conversion Price. Notwithstanding the foregoing, no adjustments shall be made to the a subscriber’s Converted Stock issuance with respect to any issuances of shares of Common Stock or other securities of the Corporation to employees, officers or directors as incentive compensation or in connection with the Corporation’s acquisition of any other entity, up to 10% of the fully-diluted amount of shares of outstanding Common Stock immediately following the closing of such acquisition.

(9) Other Provisions Regarding Conversion. (a) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of any shares of Series A Stock. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Stock the Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. In lieu of such fractional shares or scrip, the Company shall round all fractional shares up to the nearest whole share at the time of such conversion.

(b) The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series A Stock, such number of fully paid and nonassessable shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock.

(c) The Corporation shall pay all documentary, stamp or other similar taxes attributable to the issuance or delivery of shares of Converted Stock (or other shares or other securities) of the Corporation upon conversion of any of the Series A Stock pursuant to this Section B of this Article FOURTH. However, the Corporation shall not be required to pay any taxes which may be payable in respect of any Transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder in respect of which such shares are being issued.

(10) Redemption. The Series A Stock may not be redeemed by any Person.

(11) No Further Rights. The shares of Series A Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein, in any agreement between the Company and the holders thereof, or as provided by law.

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

FOTV MEDIA NETWORKS INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.	Dated: April __, 2016

FOTV Media Networks Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,                      or Permitted Transferees (as hereinafter defined) (the “Holder”), is entitled to purchase from the Company up to a total of                  shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares issuable under the warrants, the “Warrant Shares”) at an exercise price (the “Exercise Price”) equal to the per share price of the Common Stock offered in the Company’s proposed underwritten initial public offering of Common Stock (the “IPO”), at any time following the closing of the IPO and until and including the third anniversary of the date of closing of the IPO (the “Expiration Date”), and subject to the following terms and conditions .

This Warrant is being issued by the Company to the Holder pursuant to the terms of a Securities Purchase Agreement, dated April __, 2016, between the Company and the Holder.

1. Registration of Transfers. The Company shall register the transfer and/or assignment of any portion of this Warrant (a “Permitted Transferee”) in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the same form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the Permitted Transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the Permitted Transferee thereof shall be deemed the acceptance by such Permitted Transferee of all of the rights and obligations of a holder of a Warrant.

2. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 p.m. (Eastern time) on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer be outstanding.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii ) complete payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”

(c) Exercise Disputes. In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via fax, email or by overnight courier within five (5) Business Days of receipt of the Holder’s election to purchase Warrant Shares. If the Holder and the Company are unable to agree as to the determination of the Exercise Price or number of shares within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit the disputed determination to its independent auditor. The Company shall cause its independent auditor to perform the determinations or calculations and notify the Company and the Holder of the results promptly, in writing and in sufficient detail to give the Holder and the Company a clear understanding of the issue. The Company shall then, on the next Business Day, instruct its transfer agent to issue certificate(s) representing the appropriate number of Warrant Shares of Common Stock in accordance with the independent auditor’s determination and this Section. The prevailing party shall be entitled to reimbursement of all fees and expenses of such determination and calculation.

3. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than five (5) Trading Days after the Exercise Date) issue or cause to be issued and delivered to the Holder or upon the written order of the Holder in such name or names as the Holder may designate, a certificate for the Warrant Shares to which the Holder is entitled upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable pursuant to Rule 144 under the Securities Act. To the extent the Warrant Shares may be issued free of restrictive legend s as set forth above, upon request of the Holder, the Company shall use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. For the purposes hereof, the term “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary trading market and/or quotation system, as the case may be, (b) if the Common Stock is not then listed or quoted and traded on any trading market, then a day on which trading occurs on the Nasdaq Stock Market (or any successor thereto), or (c) if trading ceases to occur on the Nasdaq Stock Market (or any successor thereto), any Business Day.

(b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4. Charges, Taxes and Expenses. The Company will pay all documentary stamp taxes, transfer agent fees, delivery fees or other incidental expenses attributable to the issuance of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for Warrant Shares in a name other that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire

Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 7, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the term s hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

7. Certain Adjustments. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 7.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

(c) Fundamental Transactions. If at any time during the term of this Warrant the Company proposes to engage in a “Fundamental Transaction” (as hereinafter defined) then, and in any one or more of such cases, the Company will give to the Holder at least 10 days’ prior written notice of the date on which the books of the Company will close or a record will be taken for determining rights to vote with respect to such Fundamental Transaction. Such notice will describe the nature of the Fundamental Transaction, the date on which the holders of the Common Stock will be entitled thereto, and such notice will also specify the date on which the holders of the Common Stock will be entitled to exchange the Common Stock for securities or other property deliverable upon the consummation of the Fundamental Transaction. A “Fundamental Transaction” is any (i) merger or consolidation of the Company with or into (whether or not the Company is the surviving corporation) another Person; (ii) any sale, assignment, transfer, conveyance or other disposition by the Company of all or substantially all of its assets in one or a series of related transactions, provided, however, that for avoidance of doubt, the granting of a lien on all or substantially all of the Company’s assets as collateral shall not be deemed a Fundamental Transaction hereunder; (iii) purchase, tender or exchange offer by the Company (or to which the Company is a party) that will be for more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer; (iv) business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) requiring shareholder approval with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination); or (v) reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or com bi nation of shares of Common Stock covered by Section 7(a) above).

(d) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company will promptly compute such adjustment in accordance with the terms of this Warrant and deliver a notice to the registered Holder of this Warrant setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), the transactions giving rise to such adjustments and the details and facts upon which such adjustment is based.

(f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

8. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.

9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay the Holder entitled to such fractional Warrant Share a sum in cash equal to such fraction (calculated to the nearest 1/100th of a Warrant Share) multiplied by the then effective Exercise Price.

10. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email prior to 5:00 p.m. (Eastern time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email on a day that is not a Trading Day or later than 5:00 p .m. (Eastern time) on any Trading Day, (iii) the Trading Day following the date of mailing if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

11. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days notice to the Holder, the Company may appoint a new warrant agent. Any corporation and/or other entity into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) or emailed to the Holder at the Holder’s last address as shown on the Warrant Register.

12. Miscellaneous.

(a) Successors and Assigns. Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be transferred or assigned by the Holder to a Permitted Transferee pursuant to Section 3, provided that, among other things, the Permitted Transferee covenants to be bound by the terms hereof. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(b) Performance. The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to call or redeem this Warrant or avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares, free from all taxes, liens, security interests, encumbrances, preemptive or similar rights and charges of stockholders (other than those imposed by the Holders), on the exercise of the Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

(d) Remedies; Specific Performance. The Company acknowledges and agrees that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereof in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

(e) Amendments and Waivers. This Warrant may be amended or waived with the consent of the Company and the Holder.

(f) Governing Law; Venue; Waiver of Jury Trial. This Warrant shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law provisions thereof, and the Company and the Holder irrevocably submit to the exclusive jurisdiction of the United States District Court for the Central District of California, or, if jurisdiction in such court is lacking, the state court of the State of California, County of Los Angeles, in respect of any dispute or matter arising out of or connected with this Warrant. The Company and Holders hereby waive all rights to a trial by jury.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Partial Invalidity. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

By:
Name:
Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: FOTV Media Networks Inc.

The undersigned is the Holder of Warrant No.              (the “Warrant”) issued by FOTV Media Networks Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a)	The Warrant is currently exercisable to purchase a total of Warrant Shares.

(b)	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(c)	The holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

(d)	Pursuant to this exercise, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

(e)	The Warrant Shares shall be delivered by physical delivery of a certificate to:

________________________________________________________________________________________

________________________________________________________________________________________.

(f)	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

(g)	The Holder represents that, as of the date of exercise:

i.	the Warrant Shares being purchased pursuant to this Exercise Notice are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

ii.	the Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

(h)	If the Holder cannot make the representations required in Section (f)(ii) above because it is factually incorrect, it shall be a condition to the exercise of the Warrant that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the issuance of securities upon exercise of this Warrant shall not violate any United States or other applicable securities laws.

Dated: _______________________________	Name of Holder:
(Print)

Signature:
Name:
Title:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant or authorized representative thereof)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                               the right represented by the within Warrant to purchase                  shares of Common Stock of FOTV Media Networks Inc. to which the within Warrant relates and appoints                                                       attorney to transfer said right on the books of FOTV Media Networks Inc. with full power of substitution in the premises.

The undersigned transferee agrees to be bound by the covenants of the Warrant Holder during the term of the Warrant.

The undersigned transferee agrees represents and warrants that:

i.	the Warrant Shares being purchased pursuant to this Assignment are being acquired solely for the transferee’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

ii.	the undersigned transferee is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

If the undersigned transferee cannot make the representations required in clause (ii) above because it is factually incorrect, it shall be a condition to the transfer of the Warrant that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the transfer this Warrant shall not violate any United States or other applicable securities laws.

Dated: _________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant or authorized representative thereof)

Address of Transferee

In the presence of:	Signature of Transferee